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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                      GREEN TREE FLOORPLAN FUNDING CORP.



          Article I. Name. The name of the corporation is Green Tree Floorplan Funding Corp. (the "Corporation").

          Article II. Registered Office. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          Article III.  Purpose.  The purposes of the Corporation are:

          (a) to acquire for cash, promissory notes, or other consideration from time to time all right, title and interest in and to receivables arising out of or relating to the financing of the consumer and commercial product inventory or the accounts receivable of dealers in such products, secured or unsecured revolving credit facilities to finance the inventory, accounts receivable and other assets of dealers, manufacturers or distributors, monies due thereunder, security interests in the products financed thereby, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights (collectively, "Receivables");

          (b) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables, collateral securing the Receivables, any related insurance policies, agreements with originators or servicers of Receivables and any proceeds or further rights associated with any of the foregoing;

          (c) to transfer Receivables to one or more trusts (the "Trusts") pursuant to one or more pooling and servicing agreements or other agreements (the "Agreements") to be entered into by and among, among others, the Corporation, the trustees named therein and any entities acting as servicers of the Receivables;

          (d) to authorize, sell, deliver to or acquire from the Trusts certificates of one or more classes or series representing undivided interests in the assets of the Trusts (collectively, the "Certificates") or any other securities issued by the Trusts pursuant to the Agreements and to sell and deliver any such Certificates or other securities;

          (e) to enter into one or more indentures or other agreements (collectively, the "Indentures") with the trustees named therein, providing, among other things, for the issuance of the Notes referred to below and the pledging of pools of Receivables or Certificates of any class issued by one or more Trusts;

          (f) to authorize, issue, sell and deliver one or more series and classes of bonds, notes or other evidences of indebtedness secured or collateralized by one or more pools of Receivables or by Certificates of any class issued by one or more Trusts (collectively, the "Notes"), provided that the Corporation shall have no liability under any Notes except to the extent of the one or more pools of Receivables or
     Certificates securing or collateralizing such Notes;
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          (g) to hold, and to enjoy all of the rights and privileges of a holder of, any Certificates issued by the Trusts to the Corporation under the related Agreements and to hold and enjoy all of the rights and privileges of any class of any series of Notes issued under the related Indentures, including any class or series of Notes or Certificates that may be subordinate to any other class or series of Notes or Certificates, respectively;

          (h) to enter into and perform its obligations under the Agreements, any agreement providing for the acquisition of Receivables, any agreement providing for the sale of any Certificates or Notes (including any sale of Certificates or Notes through one or more underwriters or dealers), and any agreement providing for the funding of any amount due under any Certificates through direct borrowings, letters of credit, insurance, or otherwise; and

          (i) to engage in all such other activities and to exercise all such other powers permitted to corporations under the laws of the State of Delaware that are incidental to or connected with the foregoing business or purposes or necessary or desirable to accomplish the foregoing.

          Article IV. Duration. The Corporation is to have perpetual existence.

          Article V. Number of Shares. The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, par value of $0.01 per share.

          Article VI. Repurchase of Shares. The Corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding stock at such price and upon such terms as may be agreed upon between the Corporation and the selling stockholder or stockholders.

          Article VII. Incorporator. The name and mailing address of the incorporator is as follows:

            Name                    Mailing Address
            ----                    ---------------

     Charles F. Sawyer, Esq.        220 South Sixth Street
                                    Minneapolis, Minnesota 55402

          Article VIII. Number of Directors; Initial Directors. The number of directors of the Corporation will not be less than three nor more than seven. The exact number of directors is to be fixed in the Bylaws. The number of directors constituting the initial Board of Directors is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their respective successors are elected and qualified are:

         Name                                  Address
         ----                                  -------

   Lawrence M. Coss                  1100 Landmark Towers
                                     St. Paul, Minnesota  55101-1639

   John W. Brink                     1100 Landmark Towers
                                     St. Paul, Minnesota  55101-1639

   Richard G. Evans                  1100 Landmark Towers
                                     St. Paul, Minnesota  55101-1639

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The list above setting forth the names and addresses of the initial directors of the Corporation does not include additional persons who may otherwise be elected and qualified to serve as directors in accordance with the Bylaws.

          Article IX. Independent Directors. At all times as any Certificates or Notes are outstanding, at least two directors of the Corporation shall be Independent Directors. "Independent Director" shall mean a director of the Corporation who shall at no time be, or have been, a director or officer of, be employed by, or hold any beneficial economic interest in any Affiliate, and who shall at no time hold any beneficial or economic interest in the Corporation. "Affiliate" shall mean any entity other than the Corporation (i) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of Common Stock of the Corporation, or (ii) of which 10% or more of the outstanding shares of its Common Stock is owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is controlled by an entity described in clause (i) above, as the term "control" is defined under Section
230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. Section 230.405.

          Article X. Directors' Powers. With the consent in writing of the Independent Directors (if any Independent Directors are then in office and acting, or if Independent Directors are required to be in office and acting pursuant to Article IX), the directors shall have power to make and to alter or amend the Bylaws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of this Corporation or to issue guarantees on behalf of the Corporation.

          With the consent in writing, and pursuant to a vote of the holders of all of the capital stock issued and outstanding, the directors shall have authority to dispose, in any manner, of the whole property of this Corporation.

          The Bylaws shall determine whether and to what extent the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by law or the Bylaws or by resolution of the stockholders.

          The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the Bylaws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

          Article XI. Written Action by Directors. An action required or permitted to be taken at a meeting of the Board of Directors of the Corporation may be taken by written action signed, or counterparts of a written action signed in the aggregate, by all of the directors.

          Article XII. Reliance on Books and Records, Etc. A director shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

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          Article XIII.  Liability of Directors.  To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article XIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          Article XIV. Internal Affairs. The Corporation will conduct its affairs in accordance with the following provisions:

          (a) the Corporation will establish an office through which its business will be conducted, which office will be separate and apart from that of any person or entity owning beneficially more than 50% of the outstanding shares of Common Stock of the Corporation and will be separate and apart from that of any of such owner's subsidiaries or affiliates other than the Corporation;

          (b) the Corporation will maintain separate corporate records and books of account from those of such owner, subsidiaries and affiliates as are referred to in (a);

          (c) the Corporation's assets will not be commingled with those of any other corporation; and

          (d) The Corporation's Board of Directors will hold regular meetings, not less frequently than once every calendar quarter, to review the actions of the officers of the Corporation and to authorize and approve (i) all transactions outside the ordinary course of the Corporation's business that are incidental, necessary, suitable or convenient for the accomplishment of the purposes set forth in Article III, and (ii) such other transactions, agreements and actions of the Corporation as the Board of Directors deems appropriate in connection with its review and supervision of the Corporation's actions.

          Article XV. Meetings of Stockholders. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the Bylaws or, if not so designated or provided, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by ballot unless and except to the extent that the Bylaws so provide. The books of the Corporation may be kept (subject to any provision contained in any applicable statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

          Article XVI. Limitations on Actions. Notwithstanding any other provision of the Certificate of Incorporation, Bylaws or any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without
(i) the affirmative vote of 100% of the members of the Board of Directors of the Corporation, including the affirmative vote of the Independent Directors (if any Independent Directors are then in office and acting, or if Independent Directors are required to be in office and acting pursuant to Article IX):

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          (a)  make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, consent or acquiesce in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property, or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation; provided, that if there shall not be two Independent Directors then in office and acting, a vote upon any matter set forth in this paragraph (a) of this Article XVI shall not be taken unless and until two Independent Directors shall have been appointed and qualified;

          (b) amend, alter, change or repeal any of the following articles of this Certificate of Incorporation: Article III, Article IX, Article XIV or this Article XVI; or

          (c) (i) engage in any business or activity other than as authorized by Article III hereof, (ii) dissolve or liquidate, in whole or in part or
     (iii) consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, or permit any entity to merge into it or convey, transfer or lease its properties and assets substantially as an entirety to it.

          Article XVII. Amendment, Alteration or Repeal. The Corporation reserves the right to amend, alter, or repeal any other provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation; provided, however, that Article III, Article IX, Article XIV and Article XVI may be amended only in accordance with Article XVI of this Certificate of Incorporation.

          I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, as amended, do make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and that I have accordingly hereunto signed my signature this 13th day of September, 1995.



                                           /s/ Charles F. Sawyer
                                       -----------------------------------------
                                       Charles F. Sawyer
                                       Sole Incorporator

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